UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 1, 2019

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective March 1, 2019, Emmis Operating Company (together with Emmis Communications Corporation, “we,” “Emmis” or the “Company”) entered into a new employment agreement with Ryan A. Hornaday to continue to serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Under the agreement, Mr. Hornaday’s annual base salary rate is $425,000 for the fiscal year ended February 29, 2020, and will increase, if at all, each fiscal year thereafter by an amount equal to the percentage increase for the Company’s corporate merit pool. Up to ten percent of his base salary may be paid in shares of our Class A common stock. His annual incentive bonus target is 75% of his base salary. The annual incentive bonus will be paid, if at all, based upon achievement of certain performance goals to be determined by the Company. The Company retains the right to pay such annual incentive bonus in cash or shares of our Class A common stock. Mr. Hornaday will receive a monthly automobile allowance of $1,000, and will be reimbursed for up to $5,000 per year in premiums for insurance and estate planning. He also retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. On March 1, 2019, Mr. Hornaday was granted an option to purchase fifty thousand shares of our Class A common stock. The option has an exercise price equal to the fair market value of our Class A common stock on the date of grant and is scheduled to vest on February 28, 2022. In addition, the agreement provides for the grant to Mr. Hornaday of twenty-five thousand restricted shares of the Company’s Class A common stock, which is scheduled to vest on February 28, 2022. The agreement is terminable by either party on sixty (60) days’ notice, by the Company for “Cause” (as defined in the agreement) or by Mr. Hornaday for “Good Reason” (as defined in the agreement). Upon a termination by the Company (other than for Cause or due to Mr. Hornaday’s death or disability) or by Mr. Hornaday for Good Reason, Mr. Hornaday will be entitled to severance equal to one year’s base salary and the vesting of his equity grants will accelerate. This description of the employment agreement is qualified in its entirety by reference to the employment agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Additionally, effective March 1, 2019, the Company entered into a Change in Control Severance Agreement (each, a “New CIC Agreement”) with each of Mr. Hornaday and Patrick M. Walsh. The New CIC Agreement replaces in its entirety the executive’s prior change in control severance arrangement. The New CIC Agreement provides that if the executive’s employment is terminated by the Company within two years after a change in control of the Company (or, in certain instances, in anticipation of a change in control), other than for cause, or is terminated by the executive for good reason, the executive is entitled to (1) a payment equal to his base salary through the termination date, plus a pro-rata portion of his target bonus for the year and accrued vacation pay; (2) a severance payment equal to one and one-half times the executive’s base salary and target bonus; (3) continued accident and life insurance benefits for two years; (4) reimbursement of COBRA premiums for continuation of medical and dental benefits for 18 months and reimbursement for private medical and dental benefits of an equivalent level for six months following termination of the COBRA reimbursement; (5) accelerated vesting of all stock options and restricted shares. The New CIC Agreement makes the executive responsible for the payment of any excise tax under Section 4999 of the Internal Revenue Code (i.e., the parachute tax) and contains a so-called ‘valley provision.’ Under the valley provision, if the aggregate amount of the payments to the executive under the New CIC Agreement would trigger the payment of the parachute tax, the payments under the New CIC Agreement will be reduced to an amount that does not trigger the parachute tax unless payment of the full amount due under the New CIC Agreement, after deducting the parachute tax to be paid by the executive, is 102% or more of the reduced amount. Under the New CIC Agreement, the executive is obligated to not voluntarily leave employment with Emmis during the pendency of (and prior to the consummation or abandonment of) a change in control other than as a result of disability, retirement or an event that would constitute good reason if the change-of-control had occurred. This description of the New CIC Agreement is qualified in its entirety by reference to the New CIC Agreement, a copy of which is attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(c)     Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Ryan A. Hornaday effective March 1, 2019.
10.2	Change in Control Severance Agreement with Ryan A. Hornaday effective March 1, 2019.
10.3	Change in Control Severance Agreement with Patrick M. Walsh effective March 1, 2019.

Note to this Form 8-K: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

•general economic and business conditions;
•fluctuations in the demand for advertising and demand for different types of advertising media;
•our ability to obtain additional capital or to service our outstanding debt;
•competition from new or different media and technologies;
•increased competition in our markets and the broadcasting industry, including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;
•our ability to attract and secure programming, on-air talent, writers and photographers;
•inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
•increases in the costs of programming, including on-air talent;
•inability to grow through suitable acquisitions or to consummate dispositions;
•new or changing technologies, including those that provide additional competition for our businesses;
•new or changing regulations of the Federal Communications Commission or other governmental agencies;
•war, terrorist acts or political instability; and
•other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: March 6, 2019
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary